UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

POWERWAVE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 27, 2006

To Our Shareholders:

The Annual Meeting of Shareholders of Powerwave Technologies, Inc. will be held at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, CA 92705, on Friday, October 27, 2006 at 10:00 a.m., Pacific Time, for the following purposes:

1.	To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2006; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 15, 2006, (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the Record Date will be available during normal business hours for examination by any shareholder for any purpose germane to the Annual Meeting for a period of ten days prior to October 27, 2006, at the offices of Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.

All shareholders are urged to attend the Annual Meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. (BENEFICIAL OWNERS MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAILING THE ENCLOSED VOTING INSTRUCTIONS.) For specific instructions on voting, please refer to the instructions on your enclosed proxy card. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the Annual Meeting. In addition, if you plan to attend the Annual Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.

By Order of the Board of Directors
Santa Ana, California	Kevin T. Michaels
September 21, 2006	Chief Financial Officer and Secretary

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

What is the purpose of the Annual Meeting?	1
Why am I receiving these materials?	1
What information is contained in these materials?	1
What proposals will be voted on at the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	1
What is the difference between holding shares as a shareholder of record or as a beneficial owner?	2
How can I vote my shares in person at the Annual Meeting?	2
How can I vote my shares without attending the Annual Meeting?	2
Can I change my vote?	2
Who can attend the Annual Meeting?	2
What are the Board’s voting recommendations?	3
How are votes counted?	3
What vote is required to approve each item?	3
What does it mean if I receive more than one proxy or voting instruction card?	4
Where can I find the voting results of the Annual Meeting?	4
What happens if additional proposals are presented at the Annual Meeting?	4
What is the quorum requirement for the Annual Meeting?	4
Who will count the vote?	4
Is my vote confidential?	4
Who will bear the cost of soliciting votes for the Annual Meeting?	4
May I submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?	5
Directions to the Annual Meeting of Shareholders	5

STOCK OWNERSHIP	6

Who are the largest owners of Powerwave’s stock?	6
How much stock do Powerwave’s directors and executive officers own?	6
Section 16(a) Beneficial Ownership Reporting Compliance	7

STOCK PERFORMANCE COMPARISON	8

PROPOSAL 1—ELECTION OF DIRECTORS	9

How were directors compensated?	11
Meetings of the Board of Directors and Meeting Attendance	11
Attendance at Annual Meetings	11
Corporate Governance Policies and Practices	11
Code of Ethics	12
How do the shareholders communicate with the Company’s Board of Directors?	13
What committees has the Board established?	13
Certain Relationships and Transactions with Management and Others	15
Report of the Audit Committee	15
Audit and Non-Audit Fees	17

EXECUTIVE COMPENSATION	18

Report of the Compensation Committee on Executive Compensation	18
Members of the Compensation Committee:	20
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	20
Executive Officers	20
Summary Compensation Table	21
Option Grants in Fiscal 2005	22
Restricted Stock Awards in Fiscal 2005	22
Aggregated Option Exercises and Values for Fiscal 2005	22
Employment Agreements and Change-in-Control Arrangements	23

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	25

ANNUAL REPORT	25

POWERWAVE TECHNOLOGIES, INC.

1801 E. St. Andrew Place

Santa Ana, California 92705

PROXY STATEMENT

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Powerwave Technologies, Inc. for use in connection with the Annual Meeting of Shareholders to be held on Friday, October 27, 2006, beginning at 10:00 a.m., Pacific Time, at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, CA 92705, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about September 25, 2006.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of directors and ratification of the Company’s independent auditors. In addition, management will be available to respond to questions from shareholders.

Why am I receiving these materials?

Powerwave’s Board of Directors is providing these proxy materials for you in connection with our Annual Meeting of Shareholders, which will take place on Friday, October 27, 2006. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Powerwave’s 2005 Annual Report and audited consolidated financial statements, proxy card and return envelope are also enclosed.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of eight directors until the next Annual Meeting of Shareholders; and

•	the ratification of the appointment of Deloitte & Touche LLP as Powerwave’s independent auditors for fiscal year 2006.

Who is entitled to vote at the Annual Meeting?

The Common Stock of Powerwave constitutes the only class of securities entitled to notice of, to attend and to vote at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on September 15, 2006, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of September 15, 2006, there were 112,353,108 shares of Common Stock issued and outstanding. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. Each outstanding share of Powerwave Common Stock will be entitled to one vote on each matter.

What is the difference between holding shares as a shareholder of record or as a beneficial owner?

Most shareholders of Powerwave hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Powerwave’s transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Powerwave. As the shareholder of record, you have the right to grant your voting proxy directly to Powerwave or to vote in person at the Annual Meeting. Powerwave has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. The voting instruction card provides various alternative voting methods, such as via the Internet, by telephone or by mail.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, Powerwave recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares in person.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote your directly held shares by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee following the instructions on the form included with this package.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request to do so. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting. All shareholders are welcome to attend the Annual Meeting in person or by proxy. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. For specific instructions on voting, please refer to the instructions on your proxy card or the voting instruction card.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board unanimously recommends a vote:

•	FOR election of the nominated slate of directors (see Proposal 1); and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2006 (see Proposal 2).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or you may vote “WITHHOLD AUTHORITY” with respect to one or more of the nominees. For the ratification of the appointment of Deloitte & Touche LLP, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board as described above.

What vote is required to approve each item?

Election of Directors

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a withheld vote will have the effect of a negative vote.

Other Items

For the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Annual Meeting?

Powerwave will announce preliminary voting results at the Annual Meeting and publish the final results in Powerwave’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

What happens if additional proposals are presented at the Annual Meeting?

Other than the two proposals described in this Proxy Statement, Powerwave does not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Ronald J. Buschur, Powerwave’s President and Chief Executive Officer, and Kevin T. Michaels, Powerwave’s Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Powerwave’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. Based on the number of shares outstanding on the September 15, 2006 record date of 112,353,108, a total of 56,176,555 shares will constitute a quorum for purposes of this Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares. Abstentions are treated as shares present and entitled to vote for purposes of any matter for which a majority of shares present are required for passage and, accordingly will have the same effect as a vote against such matters.

Who will count the vote?

A representative of U.S. Stock Transfer Corporation, Powerwave’s transfer agent, will tabulate the votes and either a representative of U.S. Stock Transfer Corporation or an officer of Powerwave will act as the Inspector of Elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Powerwave or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Powerwave’s management.

Who will bear the cost of soliciting votes for the Annual Meeting?

Powerwave will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Powerwave’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Powerwave will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

May I submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Any shareholders desiring to submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders to be held in 2007 should arrange for such proposal to be delivered to the Secretary of Powerwave at its principal place of business no later than February 25, 2007 in order to be considered for inclusion in that Proxy Statement. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations, as well as our bylaws, to which interested persons should refer. Powerwave currently anticipates that its next Annual Meeting will be held in May 2007. See “What Committees has the Board Established?—Nominating and Corporate Governance Committee” below for a discussion on how to nominate directors.

Under Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended, Powerwave will be allowed to use its discretionary voting authority when the proposal is raised at any Annual Meeting, without any discussion of the matter in the Proxy Statement for that meeting, in two situations: (i) if a proponent of a proposal fails to notify Powerwave at least 45 days prior to the current year’s anniversary of the date of the mailing of the prior year’s Proxy Statement, or (ii) if the date of the Annual Meeting has changed by more than 30 days from the prior year, if notice is not received within a reasonable period of time before Powerwave mails the Proxy Statement for the current year.

Directions to the Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Powerwave Technologies, Inc. will be held at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, CA 92705, on Friday, October 27, 2006 at 10:00 a.m., Pacific Time. Our offices are located off of the 55 freeway between the 5 and 405 freeways in Orange County. Take the Edinger exit and head west. Turn left on Ritchie and then right on E. St. Andrew Place. Our offices are located on the right hand side of the street. Please park in the visitor parking lot.

STOCK OWNERSHIP

Who are the largest owners of Powerwave’s stock?

Based on a review of Schedule 13G filings with the U.S. Securities and Exchange Commission, Powerwave has the following shareholders owning more than 5% of the outstanding shares of Powerwave Common Stock as of September 15, 2006:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding(1)
Marc C. Cohodes Copper River Management, L.LC., 374 Millburn Avenue, Suite 205E Millburn, New Jersey 07041	5,715,043	(2)	5.1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of September 15, 2006 are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. As of September 15, 2006, the Company had a total of 112,353,108 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the companies and persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.
(2)	Based on a Schedule 13G dated May 26, 2006, filed with the Securities and Exchange Commission by Mr. Cohodes, which reflects ownership as of May 22, 2006. The Schedule 13G states that Mr. Cohodes has sole voting power to vote or direct the vote of 5,715,043 shares and sole dispositive power as to 5,715,043 shares.

How much stock do Powerwave’s directors and executive officers own?

The following table shows the amount of Powerwave Common Stock beneficially owned (unless otherwise indicated) by our directors, the executive officers and all directors and executive officers as a group. Except as otherwise indicated, all information is as of September 15, 2006.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Shares Outstanding(2)
Mikael R. Gottschlich	1,645,625	(3)	1.5%
Bruce C. Edwards	660,012	(4)	*
Ronald J. Buschur	962,500	(5)	*
Kevin T. Michaels	408,963	(6)	*
John L. Clendenin	149,000	(7)	*
Carl W. Neun	5,800	(8)	*
Robert J. Legendre	178,750	(9)	*
David L. George	40,625	(10)	*
Eugene L. Goda	35,000	(11)	*
Andrew J. Sukawaty	20,000	(12)	*
Daniel A. Artusi	28,750	(13)	*
All Directors and Executive Officers as a Group (11 persons)	4,135,025	(14)	3.6%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each holder is: c/o Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of September 15, 2006, and shares of Common Stock subject to our outstanding 1.25% convertible notes due July 2008 and our outstanding 1.875% convertible notes due November 2024 currently convertible, or convertible within 60 days of September 15, 2006, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible notes but are not deemed outstanding for computing the percentage of any other person. As of September 15, 2006, the Company had a total of 112,353,108 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the companies and persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.
(3)	Includes options exercisable for 5,625 shares within 60 days of September 15, 2006. 1,640,000 shares are held in the name of Cloverhill Holdings, Ltd which is 100% owned by Mr. Gottschlich.
(4)	Includes options exercisable for 200,000 shares within 60 days of September 15, 2006.
(5)	Includes options exercisable for 762,500 shares within 60 days of September 15, 2006 and 160,000 shares of restricted common stock subject forfeiture within 60 days of September 15, 2006.
(6)	Includes options exercisable for 403,000 shares within 60 days of September 15, 2006.
(7)	Includes options exercisable for 65,000 shares within 60 days of September 15, 2006.
(8)	Includes options exercisable for 5,000 shares within 60 days of September 15, 2006.
(9)	Consists of options exercisable for 178,750 shares within 60 days of September 15, 2006.
(10)	Includes options exercisable for 5,000 shares within 60 days of September 15, 2006.
(11)	Includes options exercisable for 5,000 shares within 60 days of September 15, 2006.
(12)	Includes options exercisable for 5,000 shares within 60 days of September 15, 2006.
(13)	Consists of options exercisable for 28,750 shares within 60 days of September 15, 2006.
(14)	Includes options exercisable for 1,663,625 shares within 60 days of September 15, 2006 (see footnotes 3-13).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission (“SEC”) and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To Powerwave’s knowledge, based solely on a review of filings with the SEC and written representations by each director and executive officer that no other reports were required, we believe that all of our directors and executive officers have complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2005.

STOCK PERFORMANCE COMPARISON

The following graph compares the cumulative total shareholder returns for Powerwave’s Common Stock with the cumulative total return of the S & P 500 Index and the S & P Communications Equipment Index. The presentation assumes $100 invested on December 31, 2000 in Powerwave’s Common Stock, the S & P 500 Index and the S & P Communications Equipment Index with all dividends reinvested. No cash dividends were declared on Powerwave’s Common Stock during this period. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

Measurement Period (Fiscal Year Covered)	Powerwave Technologies, Inc.	S & P 500 Index	S & P Communications Equipment Index
2001	$31	$88	$37
2002	$9	$69	$17
2003	$13	$88	$28
2004	$15	$98	$29
2005	$21	$103	$30

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Annual Report on Form 10-K, in whole or in part, the Board Compensation Committee Report on Executive Compensation and the Stock Performance Comparison Graph shall not be incorporated by reference into any such filings.

PROPOSAL 1—ELECTION OF DIRECTORS

The current term of office of all of Powerwave’s directors expires at the 2006 Annual Meeting of Shareholders. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The current number of directors fixed by the bylaws of the Company is nine, and effective on the date of the Annual Meeting the size of the Board shall be reduced to eight. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

Bruce C. Edwards, 52, became Executive Chairman of the Board of Directors of Powerwave in February 2005. Mr. Edwards joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Chief Executive Officer of Powerwave from February 1996 to February 2005 and was President from February 1996 to May 2004. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

Ronald J. Buschur, 42, became Chief Executive Officer of Powerwave and a member of the Board of Directors in February 2005. Mr. Buschur joined the Company in June 2001 as Chief Operating Officer. In May 2004, Mr. Buschur became President of the Company. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

John L. Clendenin, 72, became Lead Director in February 2005. Mr. Clendenin was non-executive Chairman of the Board of Directors of Powerwave from January 3, 1999 to February 2005 and has been a member of the Board of Directors since May 1998. Mr. Clendenin is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997 and as President and Chief Executive Officer from 1984 until his retirement at the end of 1996. Prior to BellSouth, Mr. Clendenin was President of Southern Bell from April 1981 to December 1983. He also serves on the Board of Directors of Equifax Inc., Acuity Brands, Inc., The Kroger Company and The Home Depot, Inc.

Daniel A. Artusi, 52, joined Powerwave’s Board of Directors in December 2002. Mr. Artusi is Chairman and Chief Executive Officer of ColdWatt, Inc, a provider of high efficiency power supplies for the communications and computer industries. Prior to joining ColdWatt, Inc. in June 2005, Mr. Artusi was President and Chief Executive Officer of Silicon Laboratories Inc., a designer and manufacturer of mixed-signal integrated circuits, having joined the company as Chief Operating Officer in 2001. Mr. Artusi held various positions at Motorola, Inc. from 1977 to 2001. From August 1999 to August 2001, Mr. Artusi served as Corporate Vice President and General Manager of Motorola’s Networking and Computing Systems Group. Mr. Artusi served as Vice President and General Manager of Motorola’s Wireless Infrastructure Division from May 1997 to August 1999 and as General Manager of Motorola’s RF Products Division from April 1996 to May 1997. Mr. Artusi also serves on the Board of Directors of Atheros Communications.

David L. George, 53, has been a member of Powerwave’s Board of Directors since November 1995. Since January 2005, he has served as Executive Vice President Operations of the Land Mobile Division of Vertex

Standard Inc., a company that designs, manufactures and sells communications equipment for commercial land mobile, amateur radio and general aviation applications. From April 2002 to June 2004, Mr. George served as Chief Operating Officer, Chief Technical Officer and President of the Wireless Communications Division of Bizcom U.S.A., Inc., a public company specializing in emergency management software solutions and wireless communications systems. Prior to joining Bizcom, Mr. George was in private practice providing consulting services to participants in the wireless industry. From June 2000 to June 2001, he was Executive Vice President of Operations for Securicor Wireless, Inc., a large mobile radio network provider. Mr. George was the co-founder and served as Executive Vice President and Chief Technical Officer of ComSpace Corporation, formerly known as Unique Technologies, International, L.L.C., a wireless technology development company from February 1994 to June 2000. From November 1983 to February 1994, Mr. George served as Vice President, Director of Operations, Commercial Communications Division of Uniden America. A member of the Institute of Electrical and Electronic Engineers for more than 22 years, he holds several patents relating to wireless technology and networks.

Eugene L. Goda, 70, has been a member of Powerwave’s Board of Directors since November 1995. From June 1997 to March 2000, Mr. Goda served as Chairman of the Board, President and Chief Executive Officer of Objectshare Inc., a software company. From October 1991 to October 1995, Mr. Goda served as Chief Executive Officer of Simulation Sciences, Inc., a software company. From July 1989 to September 1991, he served as Chief Executive Officer of Meridian Software Systems.

Carl W. Neun, 62, has been a member of Powerwave’s Board of Directors since February 2000. From 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc. From 1987 to 1993, he was Senior Vice President of Administration and Chief Financial Officer of Conner Peripherals, Inc. Mr. Neun is Chairman of Oregon Steel Mills, Inc. and serves on the Board of Directors of Planar Systems and RadiSys Corp.

Andrew J. Sukawaty, 51, has been a member of Powerwave’s Board of Directors since May 1998. Mr. Sukawaty is Chairman and Chief Executive Officer of Inmarsat PLC and President of Cable Partners Europe L.L.C. Mr. Sukawaty is also a non-executive director and was previously Deputy Chairman of O2, PLC, formerly BT Wireless. He is also Chairman of Xyratex Ltd. From September 1996 to June 2000, Mr. Sukawaty served as President and Chief Executive Officer of Sprint PCS. Prior to joining Sprint PCS, Mr. Sukawaty was Chief Executive Officer of NTL Limited since 1994. From 1989 to 1994, he was Chief Operating Officer of Mercury One-2-One, a PCS service provider in the United Kingdom. Prior to 1989, Mr. Sukawaty held various positions with US WEST, Inc., AT&T and Northwestern Bell.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

How were directors compensated?

Base Compensation

For fiscal 2005, Powerwave’s non-employee directors received a retainer fee of $24,000 per year, payable in quarterly installments, $1,500 for each Board meeting attended (including phone meetings where resolutions were taken) and $1,000 for each Committee meeting attended (including phone meetings where resolutions were taken). The non-executive Chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees received an additional retainer fee of $2,500, $1,500 and $1,500 per year, respectively. The non-executive Lead Director received a retainer fee of $40,000 for fiscal 2005 payable in quarterly installments. Directors of the Company who are also employees received no additional compensation for their services as directors.

Options

The Company’s 1996 Director Stock Option Plan (the “Director Plan”), as amended, provides that a total of 1,200,000 shares of the Company’s Common Stock are reserved for issuance under the plan. On November 10, 2005, our shareholders approved an amendment that extended the term of the Director Plan from December 5, 2006 to December 5, 2016. The Director Plan provides that each member of the Company’s Board of Directors who is not an employee or paid consultant of the Company will automatically be eligible to receive non-statutory options to purchase common stock under the Director Plan. Pursuant to the terms of the Director Plan, each director elected after December 5, 1996, will be granted an initial option under the Director Plan covering 30,000 shares of Common Stock, that shall vest at the rate of 25% on the first anniversary of the grant date and the remaining 75% shall vest in equal monthly installments over the following three years. Furthermore, on each anniversary date of December 5, each director who shall have been an eligible participant under the Director Plan for at least six (6) months shall be granted an annual option under the Director Plan to purchase 10,000 shares of Common Stock that vests 100% on the fourth anniversary date of the grant. The Director Plan provides that the exercise price per share of grants issued under the Director Plan shall be equal to 100% of the fair market value of a share of Common Stock on the grant date. All options expire no later than five years after the grant date. As of September 15, 2006, a total of 208,125 options had been exercised under the Director Plan. There were 321,875 options outstanding under the Director Plan as of September 15, 2006 at a weighted average exercise price of $9.26 per share. There were 670,000 shares available for grant under the Director Plan at September 15, 2006.

On December 5, 2005, Messrs. Clendenin, Artusi, George, Goda, Neun, Sukawaty and Gottschlich were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $12.71 per share under the Director Plan in connection with their annual membership on the Board.

Meetings of the Board of Directors and Meeting Attendance

During the fiscal year ended January 1, 2006, the Board of Directors held nine meetings. Each director attended 75% of all meetings of the Board of Directors. Each director attended at least 75% of the committee meetings on which that director served.

Attendance at Annual Meetings

All nine board members as of January 1, 2006 attended the 2005 Annual Meeting.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•

All members of the Board of Directors are independent directors, as defined by Nasdaq, excluding the Chief Executive Officer and the Executive Chairman of the Board. Independent directors do not receive consulting, legal or other fees from Powerwave other than Board of Directors and Committee compensation.

•	The independent directors of the Board of Directors meet regularly without the presence of management.

•	All of our employees, officers and directors are subject to Powerwave’s Code of Business Conduct and Ethics Policy. The ethics policy meets the requirements of Nasdaq, as well as the code of ethics requirements of the SEC.

•	Directors stand for reelection every year.

•	The Board of Director’s current policy is to separate the roles of Executive Chairman of the Board and Chief Executive Officer.

•	The Audit and Compensation Committees consist entirely of independent directors.

•	At least annually, the Board of Directors review Powerwave’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions, if any.

•	As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

INDEPENDENT DIRECTOR COMPENSATION

The following table sets forth compensation for the year ended January 1, 2006 for the Company’s independent directors:

Name	Total	Fees earned or paid in cash(1)	All Other Compensation	Restricted Stock Awards	Securities Underlying Stock Option Grants(2)
John L. Clendenin	$54,000	$54,000	—	—	10,000
Daniel A. Artusi	$34,000	$34,000	—	—	10,000
David L. George	$36,000	$36,000	—	—	10,000
Eugene L. Goda	$36,000	$36,000	—	—	10,000
Carl W. Neun	$40,500	$40,500	—	—	10,000
Andrew J. Sukawaty	$35,000	$35,000	—	—	10,000

(1)	Consists of the annual board retainer, board and committee meeting fees, and committee chair retainers. These amounts do not include amounts paid to independent directors to reimburse them for expenses of travel, lodging and other reasonable out-of-pocket expenses which are related to service on the Company’s Board.
(2)	Represents 10,000 stock options that were granted to each independent director on December 5, 2005. The estimated fair value of the grant utilizing the grant date fair value computed in accordance with Financial Accounting Standards No. 123 (revised 2004), Share–Based Payment, applying the Black-Scholes valuation model and the same assumptions disclosed in footnote 2 to the 2005 Company’s consolidated financial statements is $54,253 per director.

Code of Ethics

Powerwave has adopted a “code of ethics” as defined in Item 406(b) of SEC Regulation S-K that applies to all employees of Powerwave, including its principal executive officer, principal financial officer and principal accounting officer. This code of ethics is designed to comply with the Nasdaq marketplace rules related to codes of conduct. A copy of our Code of Business Conduct and Ethics Policy is attached as Exhibit 14 to Powerwave’s Form 10-K for the year ended December 28, 2003 that was filed with the SEC on February 13, 2004. A copy of our Code of Business Conduct and Ethics Policy is also posted on our website at www.powerwave.com and is available upon written request to the secretary of Powerwave.

How do the shareholders communicate with the Company’s Board of Directors?

Powerwave’s Board of Directors has adopted a formal process by which shareholders may communicate with members of the Board. Shareholders who wish to communicate with the Board may do so by e-mailing comments to boardofdirectors@pwav.com or by sending written communications addressed to:

Board of Directors

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

All communications will be compiled by the Secretary of Powerwave and submitted to the Board or the individual directors on a periodic basis.

What committees has the Board established?

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The following table displays the membership of the various committees. All committee members served for the entire year.

Board Committee Membership(1)

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel Artusi	✓	—	✓
Ronald Buschur	—	—	—
John Clendenin	—	✓	C
Bruce Edwards	—	—	—
David George	—	✓	✓
Eugene Goda	✓	—	✓
Mikael Gottschlich	—	—	—
Carl Neun	C*	—	✓
Andy Sukawaty	—	C	✓

C	Committee Chairman
✓	Member
*	Audit Committee Financial Expert
(1)	As of September 15, 2006

Audit Committee and Audit Committee Financial Expert

Powerwave has a standing Audit Committee and the current members of this committee are Daniel A. Artusi, Eugene L. Goda, and Carl W. Neun, all of whom are independent under both Section 10A of the Securities Act of 1934 (“Exchange Act”) and under the Nasdaq marketplace rules. The Audit Committee operates pursuant to a written charter. Powerwave’s Board of Directors has determined that Carl W. Neun is an audit committee financial expert as such term is defined in Item 401(h) of SEC Regulation S-K. For Mr. Neun’s relevant experience, see his biography listed in “Directors” above. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee

The current members of the Compensation Committee are David L. George, John Clendenin and Andy Sukawaty. The primary responsibility of the Compensation Committee is to set the compensation of the Chief Executive Officer and to set the compensation of other executive officers of Powerwave based upon the recommendation of the Chief Executive Officer. The Compensation Committee also reviews management organization, development and significant employee benefit programs. For additional information about the Compensation Committee, see “Executive Compensation” and “Report of the Compensation Committee on Executive Compensation” below. During fiscal year 2005, the Compensation Committee held five meetings.

Nominating and Corporate Governance Committee

In April 2004, the Company established a nominating committee and combined this function with the Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. A copy of our Nominating and Corporate Governance Committee Charter is posted on our website at www.powerwave.com.

The current members of the Nominating and Corporate Governance Committee are Daniel Artusi, John Clendenin, David George, Eugene Goda, Carl Neun and Andy Sukawaty, all of whom are independent directors under the Nasdaq marketplace rules. The primary purposes of the Nominating and Corporate Governance Committee are assisting the Board by identifying and recommending individuals qualified to become Board members and serve as committee members, recommending to the Board corporate governance guidelines and leading the Board in reviewing the effectiveness of its structure and composition. During fiscal year 2005, the Nominating and Corporate Governance Committee held four meetings. The current slate of director nominees were recommended by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age, having business experience, and having high moral character, however the committee retains the right to modify these minimum qualifications from time to time. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees is as follows:

•	In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Powerwave during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Powerwave during their term.

•	In the case of new director candidates, the Nominating and Corporate Governance Committee first determines whether the nominee must be independent for Nasdaq purposes which determination is based upon the Company’s charter and bylaws, applicable securities laws, the rules and regulations of the U.S. Securities and Exchange Commission, the rules of the National Association of Securities Dealers, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

In evaluating prospective candidates, the Nominating and Corporate Governance Committee considers the following general factors: (1) character, including the reputation for personal integrity; (2) the ability to work well with others; (3) experience that is of particular relevance to the Company; (4) the ability to devote sufficient time to the affairs of the Company and the responsibilities of a director; and (5) business acumen and judgment.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Such recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, 1801 E. St. Andrew Place, Santa Ana, California 92705. A recommendation or notice of intention to nominate a director must include the following information for each candidate: (i) name, age, business and residence address; (ii) principal occupation or employment and, if applicable, a description of all arrangements or understandings between the shareholders and such candidate; (iii) the number of shares of Powerwave common stock beneficially owned; and (iv) any other information that is required by law to be disclosed in connection with solicitations of proxies for the election of directors. The notice/recommendation must also include the name and residence address of the person making the recommendation and a representation as to the number of shares held of record by such person. The shareholder must also state if they intend to appear in person or by proxy at the meeting to nominate the person specified in the notice. A shareholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders must submit the notice of intention to make a nomination not less than 45 days nor more than 90 days prior to the meeting, or if Powerwave gives less than 55 days notice or prior public disclosure of the meeting date, the notice of nomination must be received within 10 business days after the meeting date is announced. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon whether the candidate was recommended by a shareholder.

Certain Relationships and Transactions with Management and Others

The Company has entered into indemnification agreements with its directors and certain executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

Report of the Audit Committee

Powerwave management has overall responsibility for Powerwave’s financial reporting process, including the system of internal controls, as well as the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for performing an independent audit of Powerwave’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent auditors also review Powerwave’s quarterly condensed consolidated financial statements included on Form 10-Q and advise the Company with regards to accounting principles generally accepted in the United States of America. The Audit Committee assists Powerwave’s Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s accounting and financial reporting process. Such assistance includes oversight by the Audit Committee of the integrity of Powerwave’s financial statements and systems of internal accounting and financial controls, the independent auditors’ qualification, independence and performance, and Powerwave’s programs for compliance with its business conduct and conflict of interest policies as established by management and the Board of Directors. The Audit Committee reports its findings to the Board of Directors.

In addition, subject to ratification by the shareholders, the Audit Committee recommends an independent registered public accounting firm to perform the annual independent audit of Powerwave’s consolidated financial statements and to issue a report thereon; approves the nature of and the fees for both audit and non-audit services provided by the independent auditors prior to the performance of such services; and reviews the scope of work and the reported results of Powerwave’s independent auditors.

The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Audit Committee (the “Charter”) and ratified by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends changes to the Charter for Board approval. All members of the Audit Committee qualify as an “independent” director as required by and in compliance with the applicable rules of the U.S. Securities and Exchange Commission and in compliance with the current listing standards of Nasdaq.

As part of fulfilling its responsibilities for overseeing management’s conduct of Powerwave’s financial reporting process for fiscal year 2005, the Audit Committee held ten meetings during fiscal 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Powerwave’s independent registered public accounting firm, Deloitte & Touche LLP and their affiliates (“Deloitte & Touche”). During these meetings, the Audit Committee reviewed and discussed Powerwave’s audited financial statements with management. Additionally, the Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit, considered various areas of oversight relating to the financial reporting and audit processes that it determined appropriate, and

•	Reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements contained in Powerwave’s Annual Report on Form 10-K for the year ended January 1, 2006;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed under the Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit;

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1; and

•	Discussed with Deloitte & Touche LLP the firm’s independence and considered whether the provision of non-audit services by Deloitte & Touche LLP to Powerwave is compatible with maintaining the independence of Deloitte & Touche LLP.

Based upon the review and discussions described above, the Audit Committee concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of non-audit services to Powerwave during fiscal year 2005. In addition, based upon the review and discussions described above, the Audit Committee also recommended to the Board of Directors that the audited consolidated financial statements be included in Powerwave’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit Committee:

Carl W. Neun, Chairman

Daniel A. Artusi

Eugene L. Goda

Audit and Non-Audit Fees

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent registered public accounting firm, Deloitte & Touche LLP, potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte & Touche. Pre-approval is generally provided by the Audit Committee for up to one year, is detailed as to the particular service or category of services to be rendered, and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services or specific engagements on a case-by-case basis. Management is required to provide quarterly updates to the Audit Committee regarding the extent of any services provided in accordance with this pre-approval, as well as the cumulative fees for all non-audit services incurred to date.

The following table sets forth the aggregate fees billed to us by Deloitte & Touche for the fiscal year ended January 1, 2006 and January 2, 2005:

	Fiscal Years Ended
	January 1, 2006	January 2, 2005
Audit Fees(1)
Audits of financial statements and statutory accounts	$775,561	$390,651
Audit of internal controls over financial reporting	539,462	216,532

Total audit fees	1,315,023	607,183

Audit-Related Fees(2)
Registration statements	61,832	511,868

Total audit-related fees	61,832	511,868

Tax Fees (3)
Tax compliance	42,471	54,588
Other tax consulting	4,843	1,490

Total tax fees	47,314	56,078

Total Fees	$1,424,169	$1,175,129

(1)	Includes fees for professional services rendered for the audit of Powerwave’s annual financial statements and review of Powerwave’s annual report on Form 10-K for the fiscal years 2005 and 2004, for the audit of Powerwave’s internal controls over financial reporting for fiscal years 2005 and 2004, reviews of the financial statements included in Powerwave’s quarterly reports on Form 10-Q for the first three quarters of fiscal 2005 and 2004, and professional services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Includes fees for professional services rendered in fiscal 2005 and 2004, in connection with SEC registration statements, primarily related to the Company’s acquisitions of LGP Allgon and REMEC Wireless.
(3)	Includes fees for professional services rendered in fiscal 2005 and 2004, in connection with tax compliance (including U.S. federal and international returns) and tax consulting.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

Powerwave’s compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee’s members consist of directors who are independent from the executive officers or management of the Company. Powerwave’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of our shareholders.

Compensation Policy

Powerwave’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s shareholders. In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for Powerwave’s shareholders from both a short-term and long-term perspective. With this pay-for-performance and shareholder alignment orientation, Powerwave’s compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of Powerwave.

There are three primary components of executive compensation: base salary, bonus and stock option/equity grants. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by the Company to the individual executive.

Base Salary

Salaries paid to executive officers (including the Chief Executive Officer) are reviewed annually by the Compensation Committee and proposed adjustments are based upon an assessment of the nature of the position, the individual’s contribution to corporate goals, experience and tenure of the executive officer, comparable market salary data, growth in the Company’s size and complexity, and changes in the executive’s responsibilities. The Compensation Committee approves all changes to executive officers’ salaries.

Annual Management Bonus

Powerwave maintains a cash bonus plan for executive officers of the Company. The bonus plan is intended to provide incentives to executive officers of the Company in the form of cash bonus payments for achieving certain objective performance goals based on annual and quarterly revenue and earnings per share targets. The performance targets are established at the beginning of a fiscal year on the basis of an annual budget and are approved by the Compensation Committee of the Board of Directors. Each executive officer has an annual target bonus amount that is based on a percentage of his or her base salary. The annual target bonus amount for the executives range from 30% to 100% of annual base salary and these target percentages are approved by the Compensation Committee of the Board of Directors. With respect to fiscal 2005, if the objective performance criteria were fulfilled for a quarter of fiscal 2005, each executive officer received up to 20% of his or her annual target bonus amount. In the fourth quarter of 2005, an executive officer received an additional 20% of the annual target bonus amount (bringing the total for the fourth quarter of 2005 to 40% of the annual target bonus amount) based on individual subjective performance criteria. The individual performance targets were established at the beginning of the fiscal year and these targets were designed to further Powerwave’s corporate goals. Payment of the quarterly bonuses was dependent on the Company achieving specific revenue and earnings per share targets for each fiscal quarter of fiscal 2005, as applicable. Powerwave met and exceeded the established targets for fiscal 2005.

In recognition of Powerwave exceeding the revenue and earnings per share targets for fiscal 2005 and the contributions of Ronald J. Buschur, Kevin T. Michaels and Robert J. Legendre, the Compensation Committee awarded additional discretionary cash bonuses as follows: Ronald J. Buschur—$100,000, Kevin T. Michaels—$50,000 and Robert J. Legendre—$50,000. These bonuses are in addition to the bonuses paid to the above individuals per the terms of the 2005 cash bonus plan described above and are included in the Summary Compensation Table.

Stock Options and Stock Awards

Powerwave’s stock options and stock award grants are designed to align the interests of executives with those of the shareholders. Stock option or stock award grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with Powerwave as well as continued superior performance. For executive officers, the Executive Chairman of the Board of Directors or the Chief Executive Officer recommends the number of options to be granted within a range associated with the individual executive’s salary level, and presents this to the Compensation Committee for their review and approval. The Compensation Committee takes into account the total compensation offered to its executives when considering the number of options or grants awarded. The Chief Executive Officer and the Chief Financial Officer comprise the members of the Company’s Option Committee, and are empowered by the Board of Directors and the Compensation Committee to grant options to non-officer employees of the Company up to a maximum grant amount of 45,000 shares per employee. All grants for employees of the Company in excess of this amount are submitted to the Compensation Committee or the Board of Directors for approval. All grants for executive officers of Powerwave are submitted to either the Compensation Committee or the entire Board of Directors for approval. During fiscal 2005, Mr. Buschur was awarded 200,000 shares of restricted common stock. There were no other stock awards or stock options granted to the executive officers during fiscal 2005.

CEO Compensation

The principal components of compensation for Ronald J. Buschur, who has served as the President and Chief Executive Officer since February 2005, include base salary, bonus and a restricted stock award. The Compensation Committee increased Mr. Buschur’s base salary from $425,000 to $525,000, effective February 1, 2005, based on an assessment of the nature and scope of his position, comparable market salaries at comparable companies within the high technology segment, his contribution to corporate goals, and experience and expertise within Powerwave. Mr. Buschur received a total cash bonus of $625,000 for fiscal year 2005 in recognition of the Company’s performance and his contributions to that performance. In December 2005, Mr. Buschur was granted 200,000 shares of restricted stock, which vest over two and one-half years. The restricted stock grant was, in part, recognition of Mr. Buschur’s promotion to Chief Executive Officer earlier in 2005 and was intended to provide incentive for continued superior performance.

Policy Regarding Section 162(m) of the Internal Revenue Code

The Compensation Committee has reviewed Powerwave’s executive compensation plans to determine if revisions may be necessary due to the provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the corporation’s executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, Powerwave’s ability to obtain a corporate tax deduction for compensation paid to executive officers of Powerwave to the extent consistent with the best interests of Powerwave and its shareholders. The Compensation Committee continually reviews Powerwave’s existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.

Members of the Compensation Committee:

Andrew J. Sukawaty—Chairman of the Compensation Committee

David L. George

John L. Clendenin

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal 2005, all of the members of the Compensation Committee consisted of independent directors and none of the members of the Compensation Committee either was or previously had been an employee of the Company or any of its subsidiaries or otherwise had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. The members of the Compensation Committee during fiscal 2005 were Andrew J. Sukawaty, Daniel A. Artusi and John L. Clendenin. Effective March 2006, Mr. George replaced Mr. Artusi on the Compensation Committee and Mr. Artusi replaced Mr. George on the Audit Committee.

Executive Officers

We currently have four executive officers elected to serve on an annual basis by the Board of Directors. The following summary sets forth certain information regarding Powerwave’s executive officers:

Bruce C. Edwards, 52, became Executive Chairman of the Board of Directors of Powerwave in February 2005. Mr. Edwards joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Chief Executive Officer of Powerwave from February 1996 to February 2005 and was President from February 1996 to May 2004. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

Ronald J. Buschur, 42, became Chief Executive Officer of Powerwave and a member of the Board of Directors in February 2005. Mr. Buschur joined the Company in June 2001 as Chief Operating Officer. In May 2004, Mr. Buschur became President of the Company. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

Kevin T. Michaels, 48, is presently the Chief Financial Officer and Secretary of Powerwave. Mr. Michaels joined the Company in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996. Mr. Michaels was named Senior Vice President, Finance in February 2000. Prior to joining the Company, Mr. Michaels worked for AST Research, Inc. for eight years, most recently as Vice President, Treasurer from October 1995 to June 1996. From July 1991 to October 1995, Mr. Michaels was Treasurer of AST Research, Inc. and from June 1988 to June 1991, he was Assistant Treasurer.

Robert J. Legendre, 49, became Senior Vice President Global Operations of Powerwave in September 2005. Mr. Legendre joined the Company in July 2002, as Vice President of Supply Chain Management and Operations. Mr. Legendre was named President of the Americas and Asia business unit in May 2004 following the completion of the exchange offer for all of the shares of LGP Allgon. Prior to joining the Company, Mr. Legendre was Vice President of Global Supply Chain Management and Operations for InFocus Corp., a manufacturer of video projectors from June 2001 to July 2002. From May 2000 to May 2001, Mr. Legendre was Vice President of Worldwide Materials at Pemstar Corporation, a supplier of engineering, product design and automation and test services. From October 1996 to April 2000, Mr. Legendre was Vice President and Managing Director of Operations for Western Digital’s disk drive manufacturing operations in Singapore.

Summary Compensation Table

The following table sets forth summary information concerning compensation paid by or accrued for services rendered to the Company in all capacities during the past three fiscal years to the Company’s Chief Executive Officer and to each of the four additional executive officers whose salary and bonus exceeded $100,000 (the “Named Executive Officers.”)

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long-term Compensation				All Other Compensation
		Salary(a)	Bonus(b)	Total(a+b)	Restricted Stock Awards		Securities Underlying Stock Option Grants
Ronald J. Buschur	2005	$515,385	$625,000	$1,140,385	200,000	(3)	—		$16,354	(5)
President and Chief Executive	2004	$431,254	$17,000	$448,254	—		200,000	(4)	$22,617	(5)
Officer(1)(2)	2003	$395,238	$—	$395,238	—		200,000	(4)	$25,402	(5)

Bruce C. Edwards	2005	$449,231	$425,000	$874,231	—		—		$26,890	(6)
Executive Chairman of the	2004	$459,884	$29,100	$488,984	—		—		$28,820	(6)
Board(1)	2003	$438,077	$—	$438,077	—		—		$29,818	(6)

Kevin T. Michaels	2005	$395,586	$410,000	$805,586	—		—		$26,977	(8)
Chief Financial Officer and	2004	$343,481	$18,601	$362,082	—		200,000	(7)	$29,978	(8)
Secretary	2003	$297,619	$—	$297,619	—		75,000	(7)	$28,605	(8)

Robert J. Legendre	2005	$371,156	$350,000	$721,156	—		—		$26,965	(11)
Senior Vice President, Global	2004	$327,425	$13,001	$340,426	—		200,000	(10)	$30,643	(11)
Operations(9)

Gregory K. Gaines Vice President, Global Sales and Marketing(12)	2005	$277,693	$224,000	$501,693	—		—		$12,508	(13)

(1)	In February 2005, Mr. Edwards became Executive Chairman of the Board and Mr. Buschur became Chief Executive Officer. Mr. Edwards was also President of the Company through May 2004 at which time Mr. Buschur became President.
(2)	In May 2004, Mr. Buschur became President, in addition to Chief Operating Officer of the Company. In February 2005, Mr. Buschur became Chief Executive Officer of the Company.
(3)	Represents 200,000 shares of restricted stock grant that is subject to a risk of forfeiture which lapses with respect to 20,000 shares every 3 months following the grant date so that the risk of forfeiture lapses with respect to all shares on June 19, 2008. The market value per share on the date of the grant was $12.68. The value of the stock award at January 1, 2006 was $2,514,000, based on the closing stock price of $12.57. No dividends are paid on the restricted stock other than what is paid to holders of common stock.
(4)	Represents stock options granted pursuant to the Company’s stock option plans, with an estimated fair value on the grant date computed in accordance with SFAS 123R utilizing the Black-Scholes option valuation model of $407,375 and $439,660 for the stock options granted during fiscal years 2004 and 2003, respectively.
(5)	Includes $16,354, $22,617 and $18,430 of insurance premium payments during fiscal years 2005, 2004 and 2003, respectively.
(6)	Includes $10,536, $6,204 and $11,388 of 401(k) matching contributions, and $16,354, $22,616 and $18,430 of insurance premium payments during fiscal years 2005, 2004 and 2003, respectively.
(7)	Represents stock options granted pursuant to the Company’s stock option plans, with an estimated fair value on the grant date computed in accordance with SFAS 123R utilizing the Black-Scholes option valuation model of $407,375 and $164,873 for the stock options granted during fiscal years 2004 and 2003, respectively.

(8)	Includes $10,623, $7,361 and $10,175 of 401(k) matching contributions, and $16,354, $22,617 and $18,430 of insurance premium payments during fiscal years 2005, 2004 and 2003, respectively.
(9)	In May 2004, Mr. Legendre became President of the Company’s Americas and Asia Business Unit. In September 2005, Mr. Legendre became Senior Vice President, Global Operations.
(10)	Represents stock options granted pursuant to the Company’s stock option plans, with an estimated fair value on the grant date computed in accordance with SFAS 123R utilizing the Black-Scholes option valuation model of $407,375 for the stock options granted during fiscal year 2004.
(11)	Includes $10,611 and $8,027 of 401(k) matching contributions, and $16,354 and $22,616 of insurance premium payments during fiscal years 2005 and 2004.
(12)	In April 2005, Mr. Gaines became Vice President, Global Sales and Marketing of the Company.
(13)	Includes $12,508 of insurance premium payments during fiscal year 2005.

Option Grants in Fiscal 2005

There were no stock options granted to the Named Executive Officers during 2005. Powerwave did not reprice, adjust or amend the exercise price of any stock options during 2005.

Restricted Stock Awards in Fiscal 2005

Mr. Buschur was granted 200,000 shares of restricted Powerwave common stock on December 19, 2005. These shares are subject to a risk of forfeiture which lapses with respect to 20,000 shares every 3 months following the grant date so that the risk of forfeiture lapses with respect to all shares on June 19, 2008. The market value per share on the date of the grant was $12.68.

Aggregated Option Exercises and Values for Fiscal 2005

The following table sets forth certain information concerning the exercise of options by each of Powerwave’s Named Executive Officers during fiscal 2005, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of January 1, 2006. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of Powerwave’s Common Stock.

Aggregated Option Exercises During Fiscal 2005 and Option Values at January 1, 2006

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at 01/01/06		Value of Unexercised In-the-Money Options at 01/01/06(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce C. Edwards(3)	100,000	$768,770	191,666	58,334	$1,372,329	$417,671
Ronald J. Buschur(4)	—	$—	664,582	235,418	$2,101,074	$1,630,926
Kevin T. Michaels(5)	11,250	$120,425	409,770	174,480	$2,310,141	$1,261,069
Robert J. Legendre(6)	50,000	$304,725	163,958	181,042	$1,002,266	$1,288,384
Gregory K. Gaines(7)	—	$—	27,083	72,917	$131,353	$353,647

(1)	The value realized equals the difference between the fair market value of the shares acquired, and the exercise prices for the underlying stock options.
(2)	In accordance with the SEC’s rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value per share is deemed to be $12.57, the Company’s closing Common Stock price reported by Nasdaq on December 30, 2005, the last trading day of fiscal year 2005.
(3)	A total of 250,000 options expire August 5, 2012.

(4)	A total of 400,000 options expire June 25, 2011, all of which are exercisable; 200,000 options expire October 17, 2013, of which 108,333 are exercisable and 91,667 are unexercisable; 100,000 options expire August 5, 2012, of which 85,416 are exercisable and 14,584 are unexercisable; 200,000 options expire July 21, 2014, of which 70,833 are exercisable and 129,167 are unexercisable.
(5)	A total of 50,000 options expire March 1, 2006, all of which are exercisable; 134,250 options expire February 10, 2008, all of which are exercisable; 50,000 options expire August 1, 2010, all of which are exercisable; 75,000 options expire August 5, 2012, of which 64,062 are exercisable and 10,938 are unexercisable; 75,000 options expire October 17, 2013, of which 40,625 are exercisable and 34,375 are unexercisable; 200,000 options expire July 21, 2014, of which 70,833 are exercisable and 129,167 are unexercisable.
(6)	A total of 120,000 options expire July 24, 2007, of which 102,500 are exercisable and 17,500 are unexercisable; 75,000 options expire October 23, 2013, of which 40,625 are exercisable and 34,375 are unexercisable; 150,000 options expire July 21, 2014, of which 20,833 are exercisable and 129,167 are unexercisable.
(7)	A total of 100,000 options expire November 8, 2014.

Employment Agreements and Change-in-Control Arrangements

Effective August 1, 2003, Powerwave entered into severance agreements with Bruce C. Edwards, Ronald J. Buschur and Kevin T. Michaels. Mr. Edwards’ severance agreement provides that if his employment is terminated without “cause” or if he voluntarily resigns for “good reason” (as such terms are defined below), he shall be entitled to (i) a lump-sum payment equal to three times his “total annual compensation;” and (ii) continued group health insurance for a period of thirty-six months. For purposes of this agreement, “total annual compensation” is defined as base salary for the year in which employment terminates plus the greater of Mr. Edwards’ target bonus for the year in which employment terminates or the actual bonus paid in the prior year. Mr. Buschur and Mr. Michaels have executed identical severance agreements, except that the severance payment amount is two times their total annual compensation, and the period of continued health coverage is twenty-four months. In May 2005, following Mr. Buschur’s election as Chief Executive Officer, his severance agreement was amended to increase his severance payment to three times his total annual compensation and the period of continued health coverage was changed to thirty-six months.

Effective August 1, 2003, Powerwave also entered into change of control agreements with Mr. Edwards, Mr. Buschur and Mr. Michaels. Mr. Edwards’ change in control agreement provides that if in anticipation of, connection with, or within two years following a “change in control,” Mr. Edwards’ employment is terminated without “cause”, or if Mr. Edwards voluntarily resigns for “good reason”, then Mr. Edwards shall be entitled to (i) a lump-sum payment equal to three times his total annual compensation; (ii) continued health insurance for a period of thirty-six months; and (iii) the immediate vesting of all unvested stock options held by Mr. Edwards. For purposes of this agreement, the term “total annual compensation” has the same definition as provided in the severance agreement. Mr. Buschur and Mr. Michaels have executed identical change in control agreements, except that the lump sum payment is two times their total annual compensation, and the period of continued health insurance coverage is twenty-four months. In May 2005, following Mr. Buschur’s election as Chief Executive Officer, his severance agreement was amended to increase his severance payment to three times his total annual compensation and the period of continued health coverage was changed to thirty-six months.

Effective August 2003, Powerwave entered into a Change in Control Agreement with Robert Legendre which provides that if in anticipation of, or within twelve months following, a “change in control” of Powerwave, Mr. Legendre’s employment is terminated without “cause” or if Mr. Legendre voluntarily resigns with “good reason”, then he shall be entitled to (i) a lump sum payment equal to 1.5 times his annual salary plus his target bonus for the year in which the termination occurs; and (ii) continued health coverage for a period of eighteen months.

Effective November 2004, Powerwave entered into a Change in Control Agreement with Gregory K. Gaines which provides that if in anticipation of, or within twelve months following, a “change in control” of Powerwave,

Mr. Gaines’ employment is terminated without “cause” or if Mr. Gaines voluntarily resigns with “good reason”, then he shall be entitled to (i) a lump sum payment equal to 1 times his annual salary plus his target bonus for the year in which the termination occurs; and (ii) continued health coverage for a period of twelve months.

For purposes of these agreements, “cause” means the continued, unreasonable refusal or omission by the employee to perform any material duties required of him by the Company, if such duties are consistent with duties customary for his position; any material act or omission by the employee involving malfeasance or gross negligence in the performance of his duties to, or material deviation from any of the policies or directives of the Company; conduct on the part of the employee which constitutes the breach of any statutory or common law duty of loyalty to the Company, including the unauthorized disclosure of material confidential information or trade secrets of the Company; or any illegal act by employee which materially and adversely affects the business of the Company or any felony committed by employee, as evidenced by conviction thereof, provided that the Company may suspend the employee with pay while any allegation of such illegal or felonious act is investigated.

The term “good reason” means any of the following, without the employee’s written consent: a reduction by the Company in the employee’s compensation that is not made in connection with an across the board reduction of all the Company’s executive salaries; a reduction by the Company of the employee’s benefits from those he was entitled to immediately prior to the termination of employment or a change in control, whichever occurs first, that is not made in connection with an across the board reduction of all the Company’s benefits; the failure of the Company to obtain an agreement from any successor to the Company, or purchaser of all or substantially all of the Company’s assets, to assume the severance agreement or change in control agreement; the assignment of duties to the employee which reflect a material adverse change in authority, responsibility or status with the Company or any successor; a relocation of the employee to a location more than 30 miles from the location where the employee was regularly assigned to immediately prior to the employee’s termination of employment or a change in control, whichever occurs first; or a failure by the Company to pay any portion of the employee’s compensation within ten (10) days of the date due.

These agreements define “change in control” as the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent of the outstanding securities of Powerwave; (ii) a merger or consolidation in which Powerwave is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which Powerwave in incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of Powerwave; (iv) a complete liquidation or dissolution of Powerwave; or (v) any reverse merger in which Powerwave is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Deloitte & Touche LLP, certified public accountants, to audit the consolidated financial statements of Powerwave and its subsidiaries for the 2006 fiscal year. Deloitte and Touche LLP has audited the accounts and records of Powerwave and its subsidiaries since 1995. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will reconsider the appointment of independent public auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2006 FISCAL YEAR.

ANNUAL REPORT

Powerwave’s 2005 Annual Report, including Form 10-K (without exhibits), is being forwarded to each shareholder with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Submitted by:

Kevin T. Michaels

Chief Financial Officer and Secretary

Dated: September 21, 2006

POWERWAVE TECHNOLOGIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2006

The undersigned shareholder(s) of Powerwave Technologies, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 21, 2006, and nominates, constitutes and appoints Ronald J. Buschur and Kevin T. Michaels, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Powerwave located at 1801 E. St. Andrew Place, Santa Ana, CA 92705, on Friday, October 27, 2006 at 10:00 a.m., Pacific Time, and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, upon and in respect of the matters described below and in accordance with the instructions below:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” THE ELECTION OF THE EIGHT NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

•	MARK, SIGN AND DATE YOUR PROXY CARD
•	DETACH YOUR PROXY CARD
•	RETURN YOUR PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED

¯    DETACH PROXY CARD HERE    ¯

Powerwave Technologies, Inc.

1.	Election of Directors. Authority to elect the eight (8) persons named in the Notice of Annual Meeting of Shareholders dated September 21, 2006, to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.	☐ FOR all listed Nominees (except as indicated to the contrary below) ☐ WITHHOLD AUTHORITY to vote for all listed Nominees

	The nominees are: Daniel A. Artusi, Ronald J. Buschur, John L. Clendenin, Bruce C. Edwards, David L. George, Eugene L. Goda, Carl W. Neun, Andrew J. Sukawaty	To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided below. ____________________________________________

2.	Ratification of Appointment of Independent Auditors. To ratify the appointment of Deloitte & Touche LLP as independent auditors.	☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Dated:	, 2006

(Please Print Name of Shareholder(s))

(Signature of Shareholder(s))

(Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

I/We ☐do ☐do not expect to attend the Annual Meeting.

Number of Persons to attend: ___________________